AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
             JANUARY 12, 2000. POST-EFFECTIVE AMENDMENT NO. 1 TO
                  REGISTRATION STATEMENT NO. 333-71421-00


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                         KNIGHT/TRIMARK GROUP, INC.
                       (FORMERLY KT HOLDING COMPANY)
           (Exact name of Registrant as specified in its charter)

              DELAWARE                                   22-3689303
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporated or organization)                  Identification number)

                         NEWPORT TOWER, 29TH FLOOR
                            525 WASHINGTON BLVD.
                       JERSEY CITY, NEW JERSEY 07310
                               (201) 222-9400
 (Address, including zip code, of Registrant's principal executive office)

                       THE KNIGHT/TRIMARK GROUP, INC.
                       1998 LONG TERM INCENTIVE PLAN
                                   -AND-
                       THE KNIGHT/TRIMARK GROUP, INC.
                1998 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                          (Full title of the Plan)

                          MICHAEL T. DORSEY, ESQ.
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         KNIGHT/TRIMARK GROUP, INC.
                         NEWPORT TOWER, 29TH FLOOR
                            525 WASHINGTON BLVD.
                       JERSEY CITY, NEW JERSEY 07310
                               (201) 222-9400
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 COPIES TO:

                          MATTHEW J. MALLOW, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022



                              EXPLANATORY NOTE
                 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

      This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation by Knight/Trimark, Inc. (formerly Knight/Trimark Group, Inc.), a Delaware corporation ("Old Knight"), of a new holding company above Old Knight. The creation of a new holding company was effected pursuant to an Agreement and Plan of Merger, as amended, (the "Merger Agreement") among Old Knight, Knight/Trimark Group, Inc. (formerly KT Holding Company), a Delaware corporation (the "Registrant"), KT Acquisition I Corp., a Delaware corporation and then wholly-owned subsidiary of the Registrant ("SubKT"), Arbitrade Holdings LLC, a Delaware limited liability company, AH Acquisition I L.L.C., a Delaware limited liability company and then wholly-owned subsidiary of the Registrant and the other parties named therein. The Merger Agreement provided for, among other things, the merger (the "Merger") of SubKT with and into Old Knight, with Old Knight as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

      As a result of the Merger, which became effective on January 6, 2000, Old Knight became a direct wholly-owned subsidiary of the Registrant. Each share of Class A Common Stock, par value $.01 per share, of Old Knight issued and outstanding was converted into and exchanged for one share of Class A Common Stock, par value $.01 per share, of the Registrant.

      In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to Old Knight, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Knight/Trimark Group, Inc. 1998 Long Term Incentive Plan and the Knight/Trimark Group, Inc. 1998 Nonemployee Director Stock Option Plan (together the "Plans") to which this registration statement relates shall continue to be known as the Knight/Trimark Group, Inc. 1998 Long Term Incentive Plan and the Knight/Trimark Group, Inc. 1998 Nonemployee Director Stock Option Plan respectively. The Plans continue to cover, among others, employees of Old Knight. However, shares of stock issued in accordance with the Plans shall be shares of stock of the Registrant rather than shares of stock of Old Knight.

      The applicable registration fees were paid at the time of the original filing of this registration statement.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Jersey City, state of New Jersey, on January 12, 2000.


                                        KNIGHT/TRIMARK GROUP, INC.


                                        BY: /s/ Kenneth D. Pasternak
                                           --------------------------------
                                                Kenneth D. Pasternak
                                            Director, President and Chief
                                                 Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                     DATE
 ------------------------------   -------------------------   ----------------
  /s/ Kenneth D. Pasternak        Director, President and     January 12, 2000
 ------------------------------   Chief Executive Officer
      Kenneth D. Pasternak

  /s/ Robert I. Turner            Director, Executive Vice    January 12, 2000
 ------------------------------   President And Chief
      Robert I. Turner            Financial Officer
                                  (principal financial and
                                  accounting officer)

  /s/ Steven L. Steinman          Director and Chairman of    January 12, 2000
 ------------------------------   the Board
      Steven L. Steinman

  /s/ Walter F. Raquet            Director and Executive      January 12, 2000
 ------------------------------   Vice President
      Walter F. Raquet

  /s/ Robert M. Lazarowitz        Director and Executive      January 12, 2000
 ------------------------------   Vice President
      Robert M. Lazarowitz

  /s/ Anthony M. Sanfilippo       Director and Executive      January 12, 2000
 ------------------------------   Vice President
      Anthony M. Sanfilippo

  /s/ Martin Averbuch             Director                    January 12, 2000
 ------------------------------
      Martin Averbuch

  /s/ Charles V. Doherty          Director                    January 12, 2000
 ------------------------------
      Charles V. Doherty

  /s/ Gene L. Finn                Director                    January 12, 2000
 ------------------------------
      Gene L. Finn

  /s/ Gary R. Griffith            Director                    January 12, 2000
 ------------------------------
      Gary R. Griffith

  /s/ Bruce R. McMaken            Director                    January 12, 2000
 ------------------------------
      Bruce R. McMaken

  /s/ J. Joe Ricketts             Director                    January 12, 2000
 ------------------------------
      J. Joe  Ricketts

  /s/ Rodger O. Riney             Director                    January 12, 2000
 ------------------------------
      Rodger O. Riney

  /s/ V. Eric Roach               Director                    January 12, 2000
 ------------------------------
      V. Eric Roach